Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.
7001 Hamilton Properties LLC
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Advanced Materials LLC
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International LLC
Air Products Investments, LLC
Air Products Investments Holdings LLC
Air Products LLC
Air Products Manufacturing Corporation
APCI (U.K.), Inc.
EPCO Carbon Dioxide Products, Inc. (Illinois)
Gardner Cryogenics (Pennsylvania)
Harvest Energy Technologies (California)
Indura Holdings Colombia, LLC
Olin DNT Limited Partnership
Permea Inc.
Procal
Prodair Corporation
SCWC Corp.
Stravinsky Investments LLC
The Former SR Manufacturers Inc.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BELGIUM

ACP Belgium NV
ACP Zolder Invest NV
Air Products Management S.A.
Air Products S.A.
Carbodour SA
Cardigas Belgium NV
Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

Exhibit 21

CANADA

Air Products Canada Ltd./Prodair Canada Ltee

CHILE

AP Services South America SpA
American Shoe S.A.
Asesoria, Ingenieria e Inspecciones, Ltda
Centro Técnico Indura Limitada
Garmendia Macus S.A.
Inacui Transportes S.A.
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Inversiones Air Products Holdings Limitada
M y H Comercial e Industrial Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA

Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Chongqing) Chem-Materials Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Guangzhou) Electronics Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hohhot) Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jincheng) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Linfen) Co., Ltd.
Air Products (Nanjing) Electronics Gases Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Xia’men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhongshan) Gases Co., Ltd
Air Products and Chemicals (Banan) Gases Co., Ltd.
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Changxing) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products and Chemicals (Jiyuan) Onsite Gases Co., Ltd.
Air Products and Chemicals (Lianyungang) Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.

Exhibit 21

Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products and Chemicals Tech Development (Beijing) Co., Ltd.
Air Products Debang (Lianyungang) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Permea China, Ltd.
WuXi Hi-Tech Gas Co., Ltd.

COLUMBIA

Gases Industriales de Columbia S.A. - Cryogas
Ingemedicas Santandar Ltda.
Ingenieria en Redes de Gases S.A. - Gasproject S.A.

CZECH REPUBLIC

Air Products spol s.r.o.

ECUADOR

Indura Ecuador S.A.

EGYPT

Air Products Gases S.A.E.

FRANCE

ACP France S.A.R.L.
Air Products SAS
Carboheim SASU
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
SAGA SAS
Union Mobiliere Industrielle S.A.R.L.

GERMANY

ACP Deutschland GmbH
Air Products GmbH
Air Products Holdings GmbH
Cardigas Deutschland GmbH

Exhibit 21

INDIA

Prodair Air Products India Private Limited

INDONESIA

PT Air Products Indonesia

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.

ITALY

Air Products Italia S.r.l.

JAPAN

Air Products Japan, Inc.
Air Products Japan K.K.

KOREA

Air Products Korea Inc.

LUXEMBOURG

ACP Europe SA

MALAYSIA

Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.

MIDDLE EAST

Air Products Bahrain W.L.L
Air Products Emirates Gas LLC
Air Products Gulf Gas LLC
Air Products Middle East Industrial Gases LLC
Air Products (Middle East) FZE
Gas Integrated Company for Industrial Services (GICIS)

MOROCCO

Air Products Maghreb S.A.R.L.

THE NETHERLANDS
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products (Rozenburg) B.V.

Exhibit 21

KRIG Holdings B.V.

NIGERIA

Prodair Escravos Limited

NORWAY

Air Products A/S

PERU

Indura Peru S.A.
Air Products Peru S.A.

POLAND

ACP Poland Spoika Z.o.o.
Air Products Sp. Z o.o.
Carbowl Sp. Z.o.o.
Cardigas Polska Spol. Z.o.o.
STP & DIN Chemicals Sp. Z.o.o.

PORTUGAL

Gasin II Unipessoal LDA

RUSSIA

Air Products O.O.O.
Air Products Gas O.O.O.

SINGAPORE

Air Products and Chemicals (S) Pte. Ltd.
Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.
Air Products Services Europe, S.A.
Carburos Via Augusta Logistics, S.L.
Contse, S.A.U.
Matgas 2000 A.I.E.
Oxigenol, S.A.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN, CHINA
Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.

Exhibit 21

UKRAINE

ACP Ukraina
PQ Amonia

UNITED KINGDOM

Air Products (BR) Limited
Air Products Group Limited
Air Products PLC
Air Products Renewable Energy Limited
Air Products Yanbu Limited
Cryoservice Limited
Dixons of Westerhope
Gas Direct Limited
Prodair Services Limited

UZBEKISTAN

Air Products Central Asia Group LLC